Exhibit 99.1
INVENTRUST PROPERTIES CORP.
SELECTED PRELIMINARY UNAUDITED FINANCIAL RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2016
InvenTrust Properties Corp. (the “Company”) releases below selected preliminary unaudited financial results as of and for the three and nine months ended September 30, 2016. The Company expects to report its full results and file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 on or before November 14, 2016, consistent with its status as a non-accelerated filer. As used in this document, the terms "Company," "we," "us," or "our" mean InvenTrust Properties Corp. and its wholly owned subsidiaries and consolidated joint venture investments.
Statement Regarding Preliminary Unaudited Financial Information
Our consolidated unaudited financial statements as of and for the three and nine months ended September 30, 2016 are not yet available. Accordingly, the data and financial results we present below are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review of our consolidated financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements as of and for the three and nine months ended September 30, 2016 when they are completed and publicly disclosed. These preliminary results may change and those changes may be material. Our expectations with respect to our unaudited results for the period discussed below are solely based upon management estimates based on currently available information.
Retail Assets
The following table summarizes our retail assets as of September 30, 2016 (unaudited):

	No. of Properties	Gross Leasable Area (square feet)	Average Rent Per Square Foot	Average Occupancy
Total wholly owned retail properties (a)	73	12,159,789	$15.14	94%
IAGM Retail Fund I, Retail joint venture, 55% ownership (b)	15	2,977,768	$16.27	96%
Total	88	15,137,557	$15.36	95%

(a)
Wholly owned retail properties are defined as those properties consolidated by the Company and not accounted for as an unconsolidated entity. Unless otherwise noted, all financial measurements relate to wholly owned properties.

(b)
IAGM is a joint venture partnership between the Company and PGGM Private Real Estate Fund ("PGGM"). The joint venture was formed with the purpose of acquiring and managing retail properties in Texas and Oklahoma and sharing in the profits and losses from those properties and its activities. The Company is responsible for the management and leasing of the retail properties included in the IAGM joint venture. The Company accounts for its investment in the IAGM joint venture using the equity method. These entities are not consolidated by the Company.

As of September 30, 2016, we also owned one non-core asset, Worldgate Plaza, which includes gross leasable area of 322,326 square feet, an average occupancy of 70%, and an average rent per square foot of $29.25.
Cash and Marketable Securities
As of September 30, 2016, we had approximately $579 million in available cash and $182 million in marketable securities on our consolidated balance sheet.

Operating Data and Supplemental Measures
The following tables show the Company’s preliminary results for selected operating data relating to our consolidated historical financial condition and results of operations and supplemental measures for the three and nine months ended September 30, 2016 and the results for the three and nine months ended September 30, 2015 (dollar amounts stated in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Operating Data:
Total income	$60,658	$66,202	$184,941	$196,713
Total operating expenses	17,183	18,519	51,372	55,819
Operating income (loss)	8,366	(81,940)	(11,590)	(70,210)
Income from discontinued operations	9,095	4,088	163,271	20,198
Net income (loss)	38,655	(95,647)	227,762	(27,757)

Supplemental Measures:
Net operating income (a)	$43,475	$47,683	$133,569	$140,894
Modified net operating income (a)	41,704	47,029	128,603	139,069
Funds from operations (b)	24,968	49,460	106,665	190,052

(a)
We evaluate performance primarily based on net operating income and modified net operating income. We believe that net operating income and modified net operating income are beneficial for investors because they provide comparability across periods when evaluating our financial condition and operating performance. Net operating income excludes interest expense, depreciation and amortization, general and administrative expenses, net income of noncontrolling interest and other investment income from corporate investments. Modified net operating income reflects net operating income from operations excluding lease termination income and GAAP rent adjustments (such as straight line rent and above/below market lease amortization) in order to provide a comparable presentation of operating activity across periods. Net operating income and modified net operating income are calculated as follows (dollar amounts stated in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Net income (loss)	$38,655	$(95,647)	$227,762	$(27,757)
Net income from discontinued operations	(9,095)	(4,088)	(163,271)	(20,198)
Net income from continuing operations	29,560	(99,735)	64,491	(47,955)
Provision for asset impairment	1,482	92,167	39,803	92,167
Equity in earnings of unconsolidated entities	(3,849)	(5,310)	(7,739)	(33,262)
Other income and expenses (i)	(17,345)	23,105	(68,342)	11,007
Non-allocated expenses (ii)	33,627	37,456	105,356	118,937
Net operating income	43,475	47,683	133,569	140,894
Adjustments to net operating income (iii)
GAAP adjustments to rental income	(1,609)	(622)	(3,461)	(1,689)
Termination fee income	(162)	(32)	(1,505)	(136)
Modified net operating income	$41,704	$47,029	$128,603	$139,069

(i)
Other income and expenses consist of interest and dividend income, gain on sale of investment properties, loss on extinguishment of debt, other income, interest expense, realized gain on marketable securities and income tax expense.

(ii)	Non-allocated expenses consist of general and administrative expenses, and depreciation and amortization.

(iii)
Includes adjustments for items that affect the comparability of, and were excluded from the results. Such adjustments include lease termination income and GAAP rent adjustments (such as straight line rent and above and below market lease amortization).

(b)
The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as FFO, or Funds from Operations. As defined by NAREIT, FFO is net income (loss) in accordance with GAAP excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable property, after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest, and extraordinary items. We have adopted the NAREIT definition in our calculation of NAREIT FFO Applicable to Common Shares as management considers FFO a widely accepted and appropriate measure of performance for REITs.

In calculating FFO, impairment charges of depreciable real estate assets are added back even though the impairment charge may represent a permanent decline in value due to decreased operating performance of the applicable property. Further, because gains and losses from sales of property are excluded from FFO, it is consistent and appropriate that impairments, which are often early recognition of losses on prospective sales of property, also be excluded. If evidence exists that a loss reflected in the investment of an unconsolidated entity is due to the write-down of depreciable real estate assets, these impairment charges are added back to FFO. The methodology is consistent with the concept of excluding impairment charges of depreciable assets or early recognition of losses on sale of depreciable real estate assets held by the Company.
We believe that FFO is a better measure of our properties' operating performance because FFO excludes non-cash items from GAAP net income. FFO is neither intended to be an alternative to "net income" nor to "cash flows from operating activities" as determined by GAAP as a measure of our capacity to pay distributions. Other REITs may use alternative methodologies for calculating similarly titled measures, which may not be comparable to our calculation of NAREIT FFO Applicable to Common Shares. FFO is calculated as follows (dollar amounts stated in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Funds from Operations:
Net income (loss)	$38,655	$(95,647)	$227,762	$(27,757)
Add:
Depreciation and amortization related to investment properties	21,432	37,333	94,183	122,914
Depreciation and amortization related to investment in unconsolidated entities	3,479	3,417	11,546	9,641
Loss on contribution of real estate to an unconsolidated joint venture	—	12,919	—	12,919
Provision for asset impairment, continuing operations	1,482	92,167	39,803	92,167
Provision for asset impairment discontinued operations	—	—	76,583	—
Less:
Gain from property sales and transfer of assets	40,080	729	341,778	7,957
Gain from sales reflected in equity in earnings of unconsolidated entities	—	—	1,434	11,875
NAREIT FFO Applicable to Common Shares	$24,968	$49,460	$106,665	$190,052

The table below reflects additional information related to certain items that significantly impact the comparability of our FFO and net income (loss) or significant non-cash items from the periods presented. This information may facilitate comparisons of the Company’s ongoing operating performance between periods, as well as between REITs that include similar disclosure. The Company believes these items help to assess the sustainability of its operating performance without the distortions created by non-cash revenues or expenses, or the impacts of certain transactions that are not related to the ongoing profitability of the Company’s portfolio of properties, and that including this table is beneficial to an investor’s complete understanding of its operating performance. (Dollar amounts stated in thousands.)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Amortization of above/below market leases	$(1,229)	$(595)	$(2,980)	$(1,241)
Amortization of mark to market debt discounts	783	1,245	3,143	3,696
Loss (gain) on extinguishment of debt, continuing operations	4,645	(13)	10,317	(1,395)
Loss on extinguishment of debt, discontinued operations	617	—	2,826	—
Straight-line rental income adjustment	(394)	379	414	901
Acquisition costs	239	155	1,103	577
Stock-based compensation expense	1,247	1,123	2,583	1,260

Presentation of Non-GAAP Financial Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our released selected preliminary unaudited financial results for the quarter ended September 30, 2016 set forth above, we have made reference to certain non-GAAP financial measures, including net operating income, modified net operating income, and FFO. These non-GAAP measures have been included as supplemental information. We believe that these measures represent a useful internal measure of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are presented as supplemental information and not as an alternative to any GAAP measurements. Please see above for a reconciliation of net income (loss) to net operating income, modified net operating income, and FFO.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans, guidance or predictions of the future, and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “predict,” “potential,” “continue,” “likely,” “plan,” “seek,” “may,” “will,” “should,” “would” and “could.” Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to the financial performance of the Company and other matters are forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the SEC, as may be updated by subsequent SEC filings. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as may be required by applicable law. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities.